                                                                    Exhibit 10.2



                        SECOND AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is executed as of the 29th day of March, 2002 (the "EFFECTIVE DATE"), by DMI FURNITURE, INC., a Delaware corporation (the "COMPANY"), DMI MANAGEMENT, INC., a Kentucky corporation (the GUARANTOR"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana (the "BANK").

                                    RECITALS

         1. The Company and the Bank are parties to a certain Amended and Restated Credit Agreement, dated as of October 23, 2001, as amended by a certain First Amendment to Amended and Restated Credit Agreement dated as of January 3, 2002 (as so amended, the "Existing Agreement").

         2. The Company has requested a waiver of its failure to comply with Sections 6.01(g)(2) and 6.01(g)(3) of the Existing Agreement, with respect to the Fixed Charge Coverage Ratio and the Ratio of Total Funded Debt to EBITDA, respectively, for the period of four (4) consecutive fiscal quarters ending on March 3, 2002.

         3. The Company has, in addition, requested certain modifications and amendments of the Existing Agreement, including Sections 6.01(g)(2) and 6.01(g)(3) thereof, and the parties have agreed INTER ALIA, to a reduction of the Maximum Availability and to the cancellation of the Bank's commitment to issue Documentary Letters of Credit.

         4. Subject to the terms and conditions stated in this Amendment, the Bank is willing to agree to such waiver and to the modification and amendment of the Existing Agreement in accordance with the terms of this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Bank and the Company agree as follows:

         1. DEFINITIONS. All terms used in this Amendment that are defined in the Existing Agreement, and that are not otherwise defined in this Amendment, shall have the same meanings in this Amendment as are ascribed to them in the Existing Agreement.

         2. WAIVER. The Company acknowledges that, as of March 3, 2002, and for the four (4) consecutive fiscal quarters of the Company ending on such date, the Fixed Charge Coverage



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Ratio of the Company was less than 1.10 to 1, being the minimum required by
Section 6.01(g)(2) of the Existing Agreement, and the Ratio of Total Funded Debt to EBITDA of the Company was in excess of 4.25 to 1, being the maximum permitted by Section 6.01(g)(3) of the Existing Agreement, and that such violations constitute Events of Default under the Existing Agreement. The Bank hereby waives the Events of Default which occurred by reason of such violations of Sections 6.01(g)(2) and 6.01(g)(3) of the Existing Agreement with respect to the Fixed Charge Coverage Ratio and the Ratio of Total Funded Debt to EBITDA. These waivers are only with respect to the specific Events of Default for the periods described in this letter and are not waivers of any other prior or subsequent failure of compliance with the Fixed Charge Coverage Ratio or the Ratio of Total Funded Debt to EBITDA, or of any other Event of Default, now existing or hereafter arising.

         3. AMENDMENTS TO EXISTING AGREEMENT.

                  (a) DELETION OF DEFINITIONS. Each of the following definitions, as set forth in Section 1.01 of the Existing Agreement, are deleted from the Existing Agreement as of the Effective Date: "Applicable Documentary Letter of Credit Commission Rate," "DLC Facility," "DLC Facility Maturity Date," "DLC Note," "Documentary Letter of Credit," "Documentary Letter of Credit Exposure," "Documentary Letter of Credit Loan," "Draft," "Maximum DLC Availability," "Reimbursement Agreements," "Scheduled DLC Facility Maturity Date," and "Standby Letter of Credit Reimbursement Agreement."

                  (b) AMENDMENTS TO DEFINITIONS. Each of the following definitions, as set forth in Section 1.01 of the Existing Agreement, are amended and restated in their respective entireties as of the Effective Date to read as follows:

         "COMPANY'S AUDITORS" means a large national or regional independent certified public accounting firm acceptable to the Bank.

         "LETTER OF CREDIT" means any of the Credit Enhancement Letters of Credit as the context requires, and when used in the plural form, means all of the Letters of Credit or any combination of them as the context requires.

         "LOAN" means the Revolving Loan, the Term Loan, any Remarketing Reimbursement Loan-1993 Bonds, or any Remarketing Reimbursement Loan-1994 Refunding Bonds, as the context requires, and when used in the plural form refers to all of the Loans or any combination of them, as the context requires.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Note, the Term Note, the Security Agreement, the Mortgages, the Mortgage Amendments, the Guaranty, the Reimbursement Agreements, all other instruments, agreements and documents executed and delivered or to be delivered by the Company pursuant to or by virtue of this Agreement and any and all interest hedging agreements which at any time from and after the Closing Date may be made



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         between the Company and the Bank, as each may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

         "MAXIMUM AVAILABILITY" means, as of any date of determination, the lesser of: (a) one of the following amounts, as applicable: (i) from and after the Closing Date to and including January 30, 2002, $23,000,000; or (ii) from and after January 31, 2002 until the Scheduled Revolving Loan Maturity Date, $19,000,000; and (b) the Borrowing Base.

         "NOTE" means the Revolving Note, the Term Note, any Remarketing Reimbursement Note-1993 Bonds, or any Remarketing Reimbursement Note-1994 Refunding Bonds, as the context requires, and when used in the plural form refers to all of the Notes or any combination of them, as the context requires.

         "RATIO OF TOTAL FUNDED DEBT TO EBITDA" means, with respect to any period, the ratio of Total Funded Debt at the close of that period to EBITDA for that period. For purposes of determining the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Spread, the Ratio of Total Funded Debt to EBITDA shall be determined, on a rolling four quarter basis, as of the close of each fiscal quarter of the Company ending after the Closing Date on the basis of the Interim Financial Statements for such fiscal quarter and the most recent three preceding fiscal quarters of the Company (a "Quarterly Adjustment"). No Quarterly Adjustment shall be effective as to any LIBOR-based Rate until the expiration of the period of time for which such LIBOR-based Rate shall have been selected by the Company. The Ratio of Total Funded Debt to EBITDA shall be adjusted on the last Banking Day of the calendar month in which the Bank receives the most recent Interim Financial Statements upon which such adjustment is based. Notwithstanding the foregoing, in the event that the Company fails to deliver any Interim Financial Statements when due as required by this Agreement and fails to cure such default within ten (10) days after notice of such default to the Company by the Bank, then the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, and Applicable Spread shall be adjusted (without further notice by the Bank) to the largest number shown in the table applicable to such definition from such due date until the first interest payment date which follows such delivery to the Bank of such Interim Financial Statements. It is noted that the tables shown in the definitions of the terms Applicable Credit Enhancement Letter of Commission Rate, Applicable Unused Commitment Fee Percentage, Applicable Spread may provide for a Ratio of Total Funded Debt to EBITDA greater than that which will be permissible under the terms of
         Section 6.01(g)(3) . For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise


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

         provided for in this Agreement in the event of the violation by the Company of the covenant stated in Section 6.01(g)(3), notwithstanding those tables.

                  (c) NEW DEFINITIONS. Section 1.01 of the Existing Agreement is amended, as of the Effective Date, by adding thereto the following definitions:

         "SECOND AMENDMENT" means the Second Amendment to Amended Restated Credit Agreement, dated as of the Second Amendment Effective Date, executed by the Company, the Guarantor, and the Bank.

         "SECOND AMENDMENT EFFECTIVE DATE" means March 29, 2002.

                  (d) SECTION 2.03. Section 2.03 of the Existing Agreement, concerning the Documentary Letter of Credit Facility, is deleted from the Existing Agreement as of the Effective Date.

                  (e) SECTION 6.01(g)(2). Subsection (2) of Section 6.01(g) of the Existing Agreement is amended and restated in its entirety, as of the Effective Date, to provide as follows:

                  (2) FIXED CHARGE COVERAGE RATIO. As of the close of each fiscal quarter of the Company ending after the Closing Date, for the period of the four consecutive fiscal quarters which end on each such close, the Fixed Charge Coverage Ratio shall be not less than (i) 1.15:1 for the fiscal quarter ending on June 1, 2002, and (ii) 1.20:1 for each fiscal quarter ending after June 1, 2002.

                  (f) SECTION 6.01(g)(3). Subsection (3) of Section 6.01(g) of the Existing Agreement is amended and restated in its entirety, as of the Effective Date, to provide as follows:

                  (3) RATIO OF TOTAL FUNDED DEBT TO EBITDA. As of the close of each fiscal quarter of the Company ending after the Closing Date, for the period of the four consecutive fiscal quarters which end on each such close, the Ratio of Total Funded Debt to EBITDA shall be not greater than (i) 5.00:1 for the fiscal quarter ending on June 1, 2002,
         (ii) 4.75:1 for the fiscal quarter ending on September 1, 2002, (iii) 3.75:1 for the fiscal quarter ending on November 30, 2002, (iv) 3.00:1 for each of the three (3) fiscal quarters ending, respectively, on March 1, May 31, and August 30, 2003, and for the three (3) corresponding fiscal quarters of each fiscal year thereafter, and (v) 3.50:1 for the fiscal quarter ending on November 30, 2003, and for the corresponding fiscal quarter of each fiscal year thereafter.

         4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank that:

                  (a) (i) The execution, delivery and performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto have been duly


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authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to the Company or any Subsidiary, or any of their respective articles of incorporation or by-laws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery, or performance by the Company or any Subsidiary of this Amendment and all agreements and documents delivered pursuant hereto; (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company and any Subsidiary are legal, valid and binding obligations of the Company and each Subsidiary, as applicable to each of them, as signatories thereto and enforceable against each of them as signatories thereto in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Article IV of the Existing Agreement are true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except that the representations in Section 4.01(d) of the Existing Agreement shall be deemed to refer to the consolidated Financial Statements most recently delivered to the Bank prior to the Effective Date.

                  (c) No Event of Default has occurred and is continuing or will exist under the Existing Agreement, as amended by this Amendment, as of the Effective Date.

         5. CONDITIONS. The waiver and amendments contained herein are expressly subject to and shall be effective only upon the satisfaction of the following conditions precedent on or before the Effective Date:

                  (a) Copies, certified as of the Effective Date, of such corporate documents of the Company and the Guarantor as the Bank may request, including articles of incorporation and by-laws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Company and the Guarantor with respect to this Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request.

                  (b) This Amendment shall have been duly executed by the Company and acknowledged by the Guarantor.

                  (c) The Bank shall have been paid a waiver fee in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00), which fee shall be fully earned when paid and non-refundable.

                  (d) The Company shall have paid all costs and expenses incurred by the Bank in connection with the negotiation, preparation and closing of this Amendment and any other


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documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Baker & Daniels, special counsel to the Bank.

                  (e) The representations and warranties of the Company referred to in Section 4 hereof shall be true and complete in all material respects.

                  (f) The Company and the Guarantor shall have executed and delivered to the Bank such additional agreements, documents and certifications, fully executed by the Company and the Guarantor, as may be reasonably requested by the Bank.

         6. MISCELLANEOUS. It is expressly understood and agreed that this Amendment shall not constitute either (a) a modification, alteration or amendment of the terms, conditions, and covenants of any Loan Document, all of which shall remain unchanged and in full force and effect, except as otherwise specifically set forth herein, or (b) a waiver, release or limitation upon the exercise by Bank of any of the rights, legal or equitable, under any Loan Document except as to matters as to which Bank herein expressly consents or waives compliance and only for the relevant time period set forth herein. Nothing herein is intended or shall be construed to release or relieve the Company or any other party in any way or to any extent from any of the obligations, covenants or agreements imposed upon it by any Loan Document, or from the consequences of any default thereunder, except as to matters as to which Bank expressly agrees herein. The Company hereby specifically ratifies and affirms the terms and provisions of the Existing Agreement, as amended by this Second Amendment. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future waivers or amendments, should any be requested.

         7. RELEASE OF BANK. The Company acknowledges that as of the date of this Amendment it has no defense, setoff or counterclaim with respect to the Obligations of the Company to the Bank. THE COMPANY RELEASES THE BANK FROM ANY AND ALL CLAIMS WHICH MAY HAVE ARISEN, KNOWN OR UNKNOWN, IN CONNECTION WITH THE EXISTING AGREEMENT ON OR PRIOR TO THE DATE HEREOF.

         8. BINDING ON SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives, provided that the Company's rights under the Agreement shall not be assignable without the prior written consent of the Bank.

         9. GOVERNING LAW. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving affect to the choice of law principles of such state.

         10. ENTIRE AGREEMENT. This Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and


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supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written.

         11. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any party.

         12. ACKNOWLEDGEMENT AND AGREEMENT BY GUARANTOR. The undersigned Guarantor (i) consents to the amendment of the Existing Agreement as provided in this Amendment and consents to the execution and performance of such Amendment by the Company and the Bank, (ii) reaffirms the Amended and Restated Guaranty Agreement, dated October 23, 2001, and any other agreements, documents, and instruments securing or otherwise relating thereto ("Guarantor Documents"),
(iii) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding, and enforceable in accordance with their respective terms, (iv) agrees that all references, if any, in the Guarantor Documents to the Existing Agreement are modified to refer to that document as modified by this Amendment, and (v) agrees to be bound by the release of Bank set forth in this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the Effective Date.

                                    DMI FURNITURE, INC.,
                                    a Delaware corporation

                                    By:
                                       ----------------------------------------
                                    Printed: Phillip J. Keller
                                    Title:   Vice President - Finance and
                                             Chief Financial Officer

                                                   (the "Company")



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

                                    DMI MANAGEMENT, INC.

                                    By:
                                       ----------------------------------------
                                    Printed: Phillip J. Keller
                                    Title:   Vice President - Finance and
                                             Chief Financial Officer

                                                  (the "Guarantor")

                                    BANK ONE, INDIANA, NATIONAL
                                    ASSOCIATION

                                    By:
                                       ----------------------------------------
                                    Printed: Steven P. Clemens
                                    Title: First Vice President

                                                    (the "Bank")





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



                   ACKNOWLEDGEMENT AND AGREEMENT BY GUARANTOR


         The undersigned (i) consents to the modification of the Agreement and all other matters in the foregoing Amendment, (ii) reaffirms the Amended and Restated Guaranty Agreement, dated October 23, 2001, and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"), (iii) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms,
(iv) agrees that all references, if any, in the Guarantor Documents to the Agreement are modified to refer to that document as modified by the Amendment, and (v) agrees to be bound by the release of Bank set forth in the Amendment.


DMI MANAGEMENT, INC.

By:
   ------------------------------------
Printed:  Phillip J. Keller
Title:    Vice President - Finance and
          Chief Financial Officer

Date:
     ----------------------------------

                   (the "Guarantor")




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